UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)     January 20, 1998

                               (January 16, 1998)

Commission File Number                        0-11176

                           NTS-PROPERTIES III
            (Exact name of registrant as specified in its charter)

         Georgia                                  61-1017240
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                               40223
(Address of principal executive                    (Zip Code)
offices)

Registrant's telephone number,
including area code                               (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.      Other Items

On October 3, 1995, NTS-Properties III (the "Partnership") established an Interest Repurchase Reserve pursuant to Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership notified the limited partners by letter on October 3, 1995 of the establishment of the Interest Repurchase Reserve of $156,000 to acquire up to 750 Units and the opportunity to request that the Partnership repurchase Units at $208 per unit. The authorized Units were repurchased. Subsequently, additional fundings were authorized and Units repurchased. In December 1996, the Repurchase Program was temporarily suspended.

As of January 16, 1998, NTS-Properties III has elected to resume the Repurchase Program and fund an additional $50,000 to its Interest Repurchase Reserve. With this funding, the Partnership will be able to repurchase up to 200 additional Units at a price of $250 per Unit. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership with the current funding, those additional Units may be repurchased in subsequent quarters. The above offering price per Unit was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of the Unit. The Partnership will notify the limited partners of this action and opportunity by mail during January 1998.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                NTS-Properties III
                                                     (Registrant)
                                              By: NTS-Properties Associates,
                                                  General Partner
                                                  By: NTS Capital Corporation,
                                                      General Partner

                                              /s/ John W. Hampton
                                              John W. Hampton
                                              Senior Vice President






Date: January 20, 1998


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